20

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


FILED  BY  REGISTRANT     [X]
FILED  BY  A  PARTY  OTHER  THAN  THE  REGISTRANT     [  ]
CHECK  THE  APPROPRIATE  BOX:
     [  ]     PRELIMINARY  PROXY  STATEMENT
     [  ]     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
              14A-B(E)(2))
     [X]     DEFINITIVE  PROXY  STATEMENT
     [  ]     DEFINITIVE  ADDITIONAL  MATERIALS
     [  ]     SOLICITING  MATERIAL  PURSUANT  TO  240.14A-11(C)  OR  240.14A-12

                                 PIZZA INN, INC.
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):
[X]     NO  FEE  REQUIRED.

[ ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.
     1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES: 2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FOR THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
          4)  PROPOSED  MAXIMUM  AGGREGATE  VALUE  OF  TRANSACTION:
          5)  TOTAL  FEE  PAID:

[  ]     FEE  PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.          [ ]     CHECK
BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR
SCHEDULE  AND  THE  DATE  OF  ITS  FILING.
     1)  AMOUNT PREVIOUSLY PAID:     2) FORM, SCHEDULE OR REGISTRATION STATEMENT
NO:
     3)  FILING  PARTY:     4)  DATE  FILED:

                                 PIZZA INN, INC.
                             3551  PLANO  PARKWAY
                          THE  COLONY,  TEXAS  75056
                                (469)  384-5000

                  NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

                       TO  BE  HELD  DECEMBER  19,  2001

To  our  Shareholders:

     The Annual Meeting of Shareholders of Pizza Inn, Inc. (the "Company") will be held at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, December 19, 2001, at 10:00 a.m., Dallas time, for the following purposes:

1.     To  elect  three  Class  II  directors;  and

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on October 21, 2001 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

     Sincerely,



     Jeff  Rogers
Chief  Executive  Officer

November  9,  2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. THE ENCLOSED PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.



                             YOUR VOTE IS IMPORTANT.

                                 PIZZA INN, INC.
                              3551  PLANO  PARKWAY
                          THE  COLONY,  TEXAS  75056
                              (469)  384-5000

                          PROXY  STATEMENT  FOR  THE
                      ANNUAL  MEETING  OF  SHAREHOLDERS

                     TO  BE  HELD  DECEMBER  19,  2001

     The Board of Directors of Pizza Inn, Inc., a Missouri corporation (the "Company"), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, December 19, 2001, 10:00 a.m., Dallas time, and at any adjournments thereof. This Proxy Statement and the enclosed form of proxy were first mailed to the Company's shareholders on or about November 9, 2001.

     If the proxy is signed and returned before the Annual Meeting, it will be voted in accordance with the directions on the proxy. A proxy may be revoked at any time before it is voted by execution of a subsequent proxy, by signed written notice to Pizza Inn, Inc., c/o American Stock Transfer, 59 Maiden Lane, New York, NY 10007, or by voting in person at the Annual Meeting.

                            OUTSTANDING  CAPITAL  STOCK

     The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting is October 21, 2001. At the close of business on that date, there were outstanding 10,061,238 shares of Common Stock, $.01 par value ("Common Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

                      ACTION  TO  BE  TAKEN  AT  THE  MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted:

1. FOR the election of the three Class II director nominees named herein, to serve for a term of two years each or until their respective successors are elected and qualified; and

2. In the discretion of the proxy holders, as to the transaction of such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors is not presently aware of any other business to be brought before the Annual Meeting.









                                QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock (a "Shareholder") is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Solely with respect to the election of directors, a Shareholder has that number of votes equal to the number of shares held by him on the record date multiplied by the number of directors being elected and he is entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among as many nominees and in such manner as he sees fit. Directors must be elected by a plurality of the votes cast. To be elected as a director, a candidate must be one of the three candidates who receive the most votes out of all votes cast at the Annual Meeting.

     A Shareholder who is present, in person or by proxy, and who withholds his vote in the election of directors, will be counted for purposes of determining whether a quorum exists, but the withholding of his vote will not affect the election of directors. A Shareholder who is present, in person or by proxy, and who abstains from voting on other proposals, will be counted for purposes of a quorum, and the abstention will have the same effect as a vote against the proposals. Broker non-votes will be considered shares present and counted for purposes of determining whether a quorum exists if voting instructions are given as to at least one of the matters to be voted on; however, the presence of such shares will have no effect on the outcome of the vote. If a quorum is not present, in person or by proxy, the meeting may adjourn from time to time until a quorum is obtained.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, FOR the election of the nominees as directors. The proxy holders will not cumulate votes. If any other matters properly come before the meeting, the enclosed proxy will be voted by the proxy holders in accordance with their best judgment.


                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation and By-laws provide that the Board of Directors shall be divided into two Classes. The terms of the three Class II directors expire at the Annual Meeting. The Board has nominated for election at the Annual Meeting all three incumbent Class II directors, each to serve for a term of two years. Each nominee of the Board has expressed his intention to serve the entire term for which election is sought. Directors will be elected by cumulative voting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE THREE NOMINEE DIRECTORS.

The following table lists the names and ages, as of October 1, 2001, of the three nominee directors and the four directors whose terms of office will continue after the Annual Meeting, the class to which each director has been or will be elected, the year in which each director was first elected, and the annual meeting (assuming that it is held in December) at which the term of each director will expire.


                                                Director    Term
       Nominee  Directors     Age     Class     Since     Expires
       ------------------     ---     -----     -----     -------
       C. Jeffrey Rogers      54       II       1990       2001
       F. Jay Taylor          78       II       1994       2001
       Steve A. Ungerman      57       II       1990       2001



       Continuing  Directors
       ---------------------
       Bobby L. Clairday     58        I       1990        2002
       Ronald W. Parker      51        I       1993        2002
       Ramon D. Phillips     68        I       1990        2002
       Butler E. Powell      62        I       1998        2002

                               EXECUTIVE OFFICERS

     The following table sets forth certain information, as of October 1, 2001, regarding the Company's executive officers:
                                                                       Executive
                                                                         Officer
      Name                  Age        Position                            Since
      ----                  ---        --------                            -----
 C. Jeffrey Rogers          54  Vice Chairman and Chief Executive Officer   1990
 Ronald W. Parker           51  President and Chief Operating Officer       1992

 B.  Keith  Clark           38  Senior Vice President, General Counsel
                                and Secretary                               1997
 Ward T. Olgreen            42  Senior Vice President of Concept
                                Development                                 1995
 Shawn  M.  Preator         32  Vice President of Finance, Treasurer
                                and Assistant Secretary                     1999
 William  R.  Miniat        44  Vice  President  of  Customer Sales
                                and Service-Norco Division                  2000
 Brian L. Waters            50  Vice President of Purchasing -  Norco
                                Division                                    2000
 Michael L. Iglesias        40  Vice President of Franchise Development     2001

Susan  A. Milliman          36  Vice President of Recruiting and Employee
                                Services                                    2001


            BIOGRAPHIES OF NOMINEE DIRECTORS AND CONTINUING DIRECTORS

     Steve A. Ungerman is a practicing attorney in Dallas, Texas. From January 1, 1998 through December 31, 2000 he was Of Counsel to the law firm of Boswell & Kober, P.C. From August 1997 to December 1997, he was employed by MedSynergies, Inc., a physician practice management company, in the capacity of Special Projects. From September 1996 to August 1997, he was President of MedSynergies, Inc. From September 1996 to December 1997, he was Of Counsel to the law firm of Ungerman, Sweet & Brousseau. Prior to September 1996, he practiced law as a shareholder of Ungerman & Ungerman, P.C. and its predecessors for 28 years in the areas of business matters, commercial finance and mediation. Mr. Ungerman received his Juris Doctor degree from Southern Methodist University. He was elected a Director and Chairman of the Board of Directors of Pizza Inn in September 1990.

Bobby L. Clairday is an Area Developer of Pizza Inn restaurants and he is President, a Director and sole shareholder of Clairday Food Services, Inc., a Pizza Inn franchisee operating Pizza Inn restaurants in Arkansas. Mr. Clairday is also sole shareholder of Advance Food Services, Inc., a franchisee operating Pizza Inn restaurants in Arkansas. From 1990 until his election as a Director of the Company in January 1993, Mr. Clairday was an ex-officio member of the Board of Directors, serving as a representative of our franchisees. He has served as the President of the Pizza Inn Franchisee Association and as a member of various committees and associations affiliated with the Pizza Inn restaurant system. Mr. Clairday has been a franchisee of the Company for over twenty years.

     Ronald W. Parker was elected President of the Company in July 2000. Mr. Parker joined the Company in October 1992 and was elected Executive Vice President, Chief Operating Officer and a Director in January 1993. From October 1989 to September 1992, he was Executive Vice President and General Manager of the Bonanza restaurant division of Metromedia Steakhouses, Inc. and its predecessor Metsa, Inc. From 1983 to 1989, Mr. Parker served in several executive positions for USACafes, the franchisor of the Bonanza restaurant chain.

     Ramon D. Phillips is the former Chairman of the Board, President and Chief Executive Officer of Hallmark Financial Services, Inc., a financial services company. He served as President and Chief Executive Officer of Hallmark from 1989 through 2000, and as Chairman from 1989 through August 2001. He continues to serve as a Board member. Prior to Hallmark, Mr. Phillips had over fifteen years experience in the franchise restaurant industry, serving in an executive position with Kentucky Fried Chicken (1969-1974) and Pizza Inn, Inc. (1974-1989).

     Butler E. Powell is Vice President of Business Banking with Hibernia National Bank in Metairie, Louisiana. He has served in various capacities with the bank and its predecessors since 1983. He graduated from Loyola University in New Orleans with BBA and MBA degrees and spent 3 1/2 years with the national accounting firm, Ernst and Ernst, before entering the banking industry. Mr. Powell was former President and a Director of the New Orleans Athletic Club and served on the Foundation Board of East Jefferson Hospital. He was elected a Director of Pizza Inn in January 1998.

     C. Jeffrey Rogers is Chief Executive Officer of the Company. He was appointed President of the Company's predecessor in February 1990 and he became President, Chief Executive Officer and a Director of the Company in September 1990 pursuant to the terms of the Company's recapitalization plan. From 1983 to 1989, Mr. Rogers was President, Chief Executive Officer and a Director of USACafes General Partner, Inc., the general partner of the limited partnership that owned the Bonanza family restaurant system and franchised approximately 650 Bonanza restaurants, and its predecessor USACafes. Mr. Rogers was elected Vice Chairman of the Board of Directors of the Company in January 1994.

     F. Jay Taylor is an arbitrator in Ruston, Louisiana who is affiliated with the American Arbitration Association and the Federal Mediation and Conciliation Service. He formerly served as a Director of USACafes, Earth Resources and Mid South Railroad. He was elected a director of First Guaranty Bank in 2001. Dr. Taylor, who received his Ph.D. from Tulane University, served as President of Louisiana Tech University from 1962 to 1987 and currently serves as its President Emeritus. Mr. Taylor was elected a Director of the Company in 1994.

                      BIOGRAPHIES OF NON-DIRECTOR OFFICERS

     B. Keith Clark was elected Senior Vice President in June 2000. He joined the Company in February 1997 and was elected General Counsel and Secretary of the Company in March 1997. From June 1994 through February 1997, he was Assistant General Counsel and Assistant Secretary of American Eagle Group, Inc., a property and casualty insurance holding company. From January 1990 through May 1994, Mr. Clark was a corporate associate in the Dallas office of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a diversified international law firm.

Michael L. Iglesias was elected Vice President of Franchise Development in May 2001. From May 1996 through May 2001, he was Director of Franchise Development for the Company. Prior to joining the Company, Mr. Iglesias was an Area Sales Representative for TCBY Systems, Inc.

Ward T. Olgreen was elected Senior Vice President of Concept Development in July 2000. He was appointed Vice President of Concept Development in February 1999. He joined the Company in September 1991 and served in a variety of operational positions until his appointment in January 1995 as Vice President of International Operations and Brand R& D. Mr. Olgreen was a Branch Manager for GCS Service, Inc., a restaurant equipment service provider, from June 1986 through July 1991.

     William R. Miniat was appointed Vice President of Customer Sales and Service - Norco Division in February 2000. He joined the Company in January 1995 and in September 1996 he was appointed Director of Sales for Norco. Prior to joining the Company, he was a National Sales Manager for Western Merchandise from 1992 to 1995.

     Shawn M. Preator was elected Vice President in June 2000. He was elected Controller, Treasurer and Assistant Secretary in April 1999. Mr. Preator had been Assistant Controller for the Company since July 1998. Prior to joining the Company, Mr. Preator was a Senior Financial Analyst at LSG/Sky Chefs, an international airline caterer, from September 1996 to July 1998. Prior to September 1996, Mr. Preator worked for the accounting firm Ernst & Young LLP in its audit department.

Brian L. Waters was appointed Vice President of Purchasing - Norco Division in September 2000. He joined the Company in August 1996 as Director of Purchasing. Prior to joining the Company, Mr. Waters was Senior Purchasing Manager for Fast Food Merchandisers from 1993 to 1996.

Susan A. Milliman was appointed Vice President of Recruiting and Employee Services in July 2001. Ms. Milliman had been Director of Human Resources for the Company since 1996. Prior to joining the Company, Ms. Milliman was a Human Resources Generalist for Claim Services Resource Group.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of October 1, 2001, with respect to the beneficial ownership of Common Stock by: (a) each person known to be a beneficial owner of more than five percent of the outstanding Common Stock; (b) each director, nominee director, and executive officer named in the section entitled "Summary Compensation Table"; and (c) all directors and executive officers as a group (14 persons). Except as otherwise indicated, each of the persons named in the table below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.


    Name                               Shares                            Percent
 and Address of                     Beneficially                        Of Class
5% Beneficial Owner                    Owned
-------------------                 ---------                            -------

 C.  Jeffrey  Rogers  (a)
 3551  Plano  Parkway
 The Colony, Texas  75056            3,981,790                            36.50%

 Ronald  W.  Parker  (a)
 3551  Plano  Parkway
 The  Colony,  TX  75056             1,449,049                            13.45%

 Butler E. Powell                       16,000                      less than 1%
 Bobby L. Clairday (a) (b)              68,300                      less than 1%
 Ramon D. Phillips (a) (c)              60,543                      less than 1%
 Steven A. Ungerman (a) (d)             45,849                      less than 1%
 F. Jay Taylor                          20,000                      less than 1%
 B. Keith Clark (a)(e)                  93,479                      less than 1%
 Ward  T.  Olgreen  (a)                129,468                             1.28%
 Shawn M. Preator (a)                   16,822                      less than 1%

 All Directors and                   5,997,550                            55.55%
  Executive Officers as a Group

(a) Includes vested options and options vesting within 60 days of October 1, 2001 under the Company's stock option plans, as follows: 822,500 shares for Mr. Rogers; 686,000 shares for Mr. Parker; 20,000 shares for Mr. Clairday; 22,650 shares for Mr. Phillips; 8,500 shares for Mr. Powell; 10,000 shares for Mr. Taylor; 15,283 shares for Mr. Ungerman; 76,500 shares for Mr. Clark; 61,500 shares for Mr. Olgreen; and 14,500 shares for Mr. Preator.

(b) Mr. Clairday shares voting and investment power for 18,200 shares with his wife.

(c) Mr. Phillips shares voting and investment power for 5,333 shares with the other shareholders of Wholesale Software International, Inc.

(d) Mr. Ungerman shares voting and investment power for 12,283 shares with his wife.

(e)     Includes  4,000  shares  held  by  K&A  Clark  Family  Partnership, L.P.


                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board has established Audit, Compensation, Executive, Finance and Stock Award Plan Committees. The Company does not have a Nominating Committee. The Audit Committee selects independent auditors and reviews audit results. The Compensation Committee reviews and approves remuneration for officers of the Company. The Finance Committee reviews and oversees the Company's capital structure and operating results. The Executive Committee considers business as directed by the Chairman of the Board. The Stock Award Plan Committee administers the 1993 Stock Award Plan and the 1993 Outside Directors Stock Award Plan.

     As of October 1, 2001, Messrs. Phillips, Powell, Taylor and Ungerman serve on the Audit Committee; Messrs. Powell, Taylor and Ungerman serve on the Compensation Committee; Messrs. Powell, Ungerman and Clairday serve on the Stock Award Plan Committee; Messrs. Phillips, Rogers and Ungerman serve on the Executive Committee; and Messrs. Parker, Phillips, Powell and Taylor serve on the Finance Committee.

During fiscal year 2001, the Board of Directors held four meetings. The Audit Committee met three times, the Compensation Committee met once, the Executive Committee met nine times and the Finance Committee met four times. In addition, the Board of Directors and the Compensation and Stock Award Plan Committees took several actions by unanimous written consent in lieu of meetings. Each of the directors attended at least three-fourths of the total number of meetings held by the Board and the committees on which he served.


                             AUDIT COMMITTEE REPORT
The Audit Committee of the Board is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of four independent directors and acts under a written charter adopted and approved by the Board of Directors on May 23, 2000. Each of the members of the Audit Committee is independent as defined by the National Association of Securities Dealters' listing standards. A copy of the Audit Committee Charter has been previously filed.



     The responsibilities of the Audit Committee include reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

- serve as an independent and objective party to monitor the Company financial reporting process and internal control system,

- review and appraise the audit efforts of the Company's independent accountants, and

- provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     The Committee reviewed and discussed the Company's audited financial statements with management. The Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Company's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. Based on the discussions with the independent accountants concerning the audit, the financial statement review, and other such matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the June 24, 2001 financial statements be included in the Company's 2001 Annual Report on Form 10-K.


          SUBMITTED  BY  THE  AUDIT  COMMITTEE
          OF  THE  COMPANY'S  BOARD  OF  DIRECTORS

          Dr.  F.  Jay  Taylor,  Chairman
          Ramon  D.  Phillips
          Steve  Ungerman
          Butler  Powell

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal years ended June 24, 2001, June 25, 2000 and June 27, 1999 (designated as years 2001, 2000 and 1999).


                                              Annual Compensation
                                              -------------------

                                                                                                     Long-Term
                                                                                                  Compensation
                                                                                                        Awards
                                                                                             -----------------

                                                                                             Securities Under-
Name                                                                           Other Annual      lying Options
(and Principal Position)        Year           Salary ($)     Bonus ($)   Compensation ($) (a)   (# of shares)
------------------------  -----------------  ---------------  ----------  ---------------------  -------------
C. Jeffrey Rogers. . . .               2001  $       619,424  $  475,000  $             263,233         62,500
(Chief Executive . . . .               2000  $       590,144  $  550,000  $             262,882              0
Officer) . . . . . . . .               1999  $       562,333  $  600,000  $             252,670        180,000


Ronald W. Parker . . . .               2001  $       473,892  $  275,000  $             203,945         62,500
(President). . . . . . .               2000  $       445,379  $  262,500  $             210,584              0
                                       1999  $       424,871  $  235,000  $             231,658        180,000


B. Keith Clark (Senior .               2001  $       148,538  $   22,000  $                   0         40,000
Vice President and . . .               2000  $       129,615  $   17,000  $                   0          5,000
General Counsel) . . . .               1999  $       120,000  $    5,000  $                   0         16,500


Ward T. Olgreen. . . . .               2001  $       134,615  $   17,250  $                   0         37,500
(Senior Vice President .               2000  $       119,250  $    8,000  $                   0          2,500
of Concept . . . . . . .               1999  $        98,077  $    5,000  $                   0         16,500
Development)

Shawn M. Preator . . . .               2001  $        92,737  $   22,500  $                   0         36,000
(Vice President of . . .               2000  $        75,153  $    5,000  $                   0          5,000
Finance and Treasurer)(b)              1999  $        49,827  $        0  $                   0          3,500


(a) Includes: for Mr. Rogers, life insurance benefits (which includes the payment of related taxes) of $86,489 in 2001 and 2000, and $76,702 in 1999, supplemental retirement benefits (which includes the payment of related taxes) of $43,860 in 2001, 2000, and 1999, and life and disability insurance benefits (which includes the payment of related taxes) of $43,860 in 2001, 2000 and 1999; for Mr. Parker, life insurance benefits (which includes the payment of related taxes) of $77,546 in 2001, $74,037 in 2000 and $72,139 in 1999, supplemental retirement benefits (which includes the payment of related taxes) of $43,860 in 2001, 2000, and 1999, and life and disability insurance benefits (which includes the payment of related taxes) of $43,860 in 2001, 2000, and 1999.

(b) Includes compensation for Mr. Preator from his employment date of July 27, 1998.

     AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR
     AND  FISCAL  YEAR-END  OPTION  VALUES

     The following table sets forth information regarding stock options exercised during fiscal year 2001 and unexercised stock options held at the end of fiscal year 2001 by the Chief Executive Officer and the other four most highly compensated executive officers of the Company. The closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, was $2.17 on June 22, 2001, the last trading day of the Company's fiscal year.




                                                                                    Value  of
                                                                 Number of        Unexercised
                                                               Unexercised       In-the-Money
                                                                 Options at        Options at
                    Shares                                 Fiscal Year End        Fiscal Year
                   Acquired on    Value Realized             (Exercisable/  End (Exercisable/
Name               Exercise (#)        ($)                Unexercisable) (#)   Unexercisable)
-----------------  ------------  ----------------  ------------------  -------------------
C. Jeffrey Rogers            --         --                       760,000 (e)            $0
                                                                  62,500 (u)  $          0

Ronald W. Parker.       200,000      212,500                     623,500 (e)            $0
                                                                  62,500 (u)  $          0

B. Keith Clark. .            --         --                        55,500 (e)            $0
                                                                  51,000 (u)  $      5,100

Ward. T. Olgreen.            --         --                        45,500 (e)  $          0
                                                                  46,000 (u)  $      5,100

Shawn M. Preator.            --         --                         3,500 (e)  $          0
                                                                  41,000 (u)  $      5,100

(e)     Denotes  exercisable  options.
(u)     Denotes  unexercisable  options.


                        OPTION GRANTS IN LAST FISCAL YEAR


The following table sets forth information regarding stock options granted during fiscal year 2001, pursuant to the Company's 1993 Stock Award Plan, to the Chief Executive Officer and the other four most highly compensated executive officer




                                                                                             Potential Realizable Value at
                                                                                             Assumed Annual Rates of Stock
                                                                                             Price Appreciation for Option
                         Individual Grants                                                                            Term
                         -----------------                                                   -----------------------------
                                              % of Total Options
                                                    Granted to              Exercise
                              Options             Employees in               Price   Expiration
Name                          Granted             Fiscal Year             ($/Share)     Date          5%           10%
-----------------  -----------------------------  ------------            ---------   -----------   ----------    --------
C. Jeffrey Rogers              62,500 (a)            14.43                   $3.5625   7/3/06      $90,643        $211,238


Ronald W. Parker               62,500 (a)            14.43                   $3.5625   7/3/06      $90,643        $211,238


B. Keith Clark                 10,000 (a)             9.24                   $3.5625   7/3/06      $14,503        $ 33,798
                               30,000 (b)                                     2.0000   5/3/07      $24,426        $ 56,923

Ward T. Olgreen                 7,500 (a)             8.66                   $3.5625   7/3/06      $10,877         $25,349
                               30,000 (b)                                     2.0000   5/3/07      $24,426         $56,923

Shawn M. Preator                6,000 (a)             8.31                   $3.5625   7/3/06      $ 8,702        $ 20,279
                               30,000 (b)                                     2.0000   5/3/07      $24,426         $56,923

(a) All of such options were granted on July 3, 2000 and become exercisable on July 3, 2001.
(b) All of such options were granted on May 3, 2001 and become exercisable on May 3, 2002.


              COMPENSATION COMMITTEE AND STOCK AWARD PLAN COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of three independent, non-employee directors. The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company. The Stock Award Plan Committee, which administers the 1993 Stock Award Plan, is also composed of three independent, non-employee directors.

     In its administration and periodic review of executive compensation, the Compensation Committee believes in aligning the interests of the executive officers with those of the Company's shareholders. To accomplish this, the Compensation Committee seeks to structure and maintain a compensation program that is directly and materially linked to operating performance and enhancement of shareholder value. This has been effectively accomplished in the past by weighting the compensation of most executive officers in favor of equity ownership incentives and bonuses paid on the basis of performance.

     The Company intends for all compensation paid to its executives to be fully deductible under federal income tax laws. Recently adopted changes to the Internal Revenue Code impose certain limitations on compensation in excess of $1 million per year paid to executives. The Compensation Committee believes that performance based bonuses and stock options granted to its executive officers will continue to be fully deductible.


CHIEF  EXECUTIVE  OFFICER

     The salary and bonus of C. Jeffrey Rogers, Chief Executive Officer of the Company, is set forth in his most recent Employment Agreement, effective as of July 1, 1999, as amended on April 20, 2001. The agreement provides for an annual base salary (on a cash basis) in fiscal year 2002 of $650,395, increasing by 5% on each anniversary date of the agreement.

     In reviewing Mr. Rogers' agreement, the Compensation Committee found his base salary and bonus to be in line with the overall leadership he has provided to the employees and to the franchise community. The bonus program established in Mr. Rogers' agreement is based on new store openings, pre-tax net income growth, and pre-tax operating cash flow. Termination provisions were found to be industry competitive and in line with historical performance and expected future contributions as well as helping to ensure his continued leadership. See the section entitled "Executive Employment Contracts."

EXECUTIVE  OFFICERS

     Salaries of the executive officers, excluding Mr. Rogers, are reviewed annually and adjusted based on competitive practices, changes in level of responsibilities and, in certain cases, individual performance measured against goals. The Compensation Committee strongly believes that maintaining a competitive salary structure is in the best interest of shareholders. It believes the Company's long-term success in its marketplace is best achieved through recruitment and retention of high caliber executives who are among the most skilled and talented in the industry.

     Bonus targets for the four most highly paid executive officers, other than the Chief Executive Officer, are set annually. Mr. Parker's 2001 bonus was based on individual performance and targets related to the Company's profitability, cash flow and debt repayments. The 2001 bonuses for Mr. Clark, Mr. Olgreen, and Mr. Preator were based on individual performance and targets related to profitability of the Company for the fiscal year.

STOCK  OPTIONS

     The Compensation Committee and Stock Award Plan Committee believe that equity ownership motivates officers and employees to provide effective leadership that contributes to the Company's long-term financial success as measured by appreciation in its stock price. The Company established the 1993 Stock Award Plan for the purpose of aligning employee and shareholder interests. Under this plan, stock options have been granted in fiscal year 2001 to certain executive officers, as well as other employees, based upon their relative positions and responsibilities, as well as historical and expected contributions to Company growth.

     Submitted  by  the:

                COMPENSATION  COMMITTEE         STOCK  AWARD  PLAN  COMMITTEE

                    F. Jay  Taylor               Bobby  L.  Clairday
                    Steve  A.  Ungerman          Butler  E.  Powell
                    Butler  E.  Powell           Steve  A.  Ungerman




                         EXECUTIVE EMPLOYMENT CONTRACTS

     C. Jeffrey Rogers and the Company entered into an Employment Agreement, executed October 1, 1999 and effective as of July 1, 1999, and an Amendment to the Employment Agreement executed April 20, 2001, for a term that currently extends through June 30, 2004. The agreement provides for an annual base salary (on a cash basis) in fiscal year 2002 of $650,395, increasing by five percent on each anniversary date of the agreement.

     Under the agreement, Mr. Rogers is also entitled to the following cash bonuses, based on performance: (a) $100,000 payable at the end of each fiscal year, if the Company's operating results report pre-tax income growth or earnings per share growth of at least 10% more than the preceding fiscal year;
(b) $25,000 for each quarter in which the Company's distribution division meets certain sales targets; (c) $25,000 for each quarter in which the Company's general and administrative expenses do not exceed 8.5% of total revenues; (d) $3,000 per new restaurant opened in each half of the Company's fiscal year, but only if 18 new restaurants are opened in that half of the year or 36 new restaurants are opened during the entire year; and (e) a bonus of between $120,000 and $200,000 payable at the end of each fiscal year based on the Company's EBITDA cash flow for the fiscal year.

     Under the agreement, Mr. Rogers also receives a $50,000 annual allowance to purchase life and disability insurance and a $10,000 annual allowance to maintain secondary health, dental and other insurance. As compensation for the use of his personal automobile on Company business, Mr. Rogers received a monthly automobile allowance, plus reimbursement of gasoline and maintenance expenses for the first seven months of the fiscal year. For the last five months, the Company provided Mr. Rogers with a leased vehicle. The payments by the Company related to this vehicle expense totaled $20,995 for the fiscal year.


     Ronald W. Parker and the Company entered into an Employment Agreement, executed October 1, 1999 and effective as of July 1, 1999, for a term that currently extends through June 30, 2004. B. Keith Clark and Ward T. Olgreen each entered into an Employment Agreement with the Company on October 17, 2001, with each such agreement having a term that currently extends through December 31, 2002. Each of the agreements provides that the executive's compensation will be determined each year by the Compensation Committee.

     Mr. Rogers, Mr. Parker, Mr. Clark or Mr. Olgreen may terminate their respective agreements at any time within six months after a "change in control" of the Company occurs or within twelve months under certain circumstances after a change in control of the Company occurs. Change in control is defined as: (a) a transfer of substantially all of the assets of the Company to any person, group or entity other than a person, group or entity that is controlled by the executive; (b) the Company is merged with or into another corporation and the stockholders of the Company prior to such merger own less than 50% of the voting stock of the Company or other surviving corporation after the merger; (c) an unapproved change in the majority of the Company's Board of Directors; or (d) a person, entity or group (other than (i) the Company or (ii) an employee benefit plan sponsored by the Company) acquires 50% or more of the voting stock of the Company. If the Company terminates Mr. Rogers' employment without cause, or if Mr. Rogers terminates his employment upon a "change in control," he will be entitled to a lump sum payment equal to his base salary for the remainder of the term of the agreement plus two times the maximum amounts of certain annual bonuses as provided in the agreement. If the Company terminates Mr. Parker's employment without cause, or if Mr. Parker terminates his employment upon a "change in control," he will be entitled to a lump sum payment equal to three times (i) his highest annual salary over the last three years plus (ii) the highest bonus and other cash compensation received by Mr. Parker during the last three years. If the Company terminates Mr. Clark's employment without cause, or if Mr. Clark terminates his employment upon a "change of control", he will be entitled to a lump sum payment equal to two times the base amount of his annual compensation, as calculated according to Section 280G of the Internal Revenue Code. If the Company terminates Mr. Olgreen's employment without cause, or if Mr. Olgreen terminates his employment upon a "change of control", he will be entitled to a lump sum payment equal to two times the base amount of his annual compensation, as calculated according to Section 280G of the Internal Revenue Code. Each agreement includes a noncompetition covenant that would apply for a stated number of years after termination of employment. The number of years for the non-competition covenant is three years for Mr. Rogers and Mr. Parker and two years for Mr. Clark and Mr. Olgreen.

                            COMPENSATION OF DIRECTORS

     A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any Committee of the Board. Outside directors receive an annual fee of $17,000 plus meeting fees equal to $1,000 per Board meeting and $250 per Committee meeting attended. The Chairman of the Board receives an additional $6,000 annual fee for serving in that capacity. Directors are also reimbursed for Board related expenses.

     Under the 1993 Outside Directors Stock Award Plan each elected outside director is eligible to receive, as of the first day of the Company's fiscal year, options for Common Stock equal to twice the number of shares of Common Stock purchased during the preceding fiscal year or purchases by exercise of previously granted options during the first ten days of the current fiscal year. On the first day of the first fiscal year immediately following the day on which an outside director first becomes eligible to participate in this plan, that outside director shall receive an option to acquire one share of Common Stock for each share of Common Stock owned by such director on this first day of the fiscal year. No outside director shall be entitled to options for more than 20,000 shares per fiscal year. Stock options granted under the plan have an exercise price equal to the market price of the Common Stock on the date of grant and are first exercisable one year after grant.

     Since the beginning of fiscal year 2001, stock options were granted to outside directors pursuant to such plan as follows: on June 26, 2000, options for 17,160 shares (at $3.500) to Mr. Phillips, and 4,000 shares (at $3.500) for Mr. Powell.


                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

       For fiscal year 2001, through April 19, 2001, the members of the Compensation Committee were Messrs. Powell, Phillips, and Ungerman. After that date, the Compensation Committee is composed of Messrs. Powell, Taylor, and Ungerman. During fiscal year 2001, through May 2001, C. Jeffrey Rogers served on the Board of Directors and the Compensation Committee of Hallmark Financial Services, Inc., of which Mr. Phillips was Chairman of the Board of Directors through August 2001. Mr. Rogers did not stand for re-election at Hallmark's annual meeting in May 2001. Prior to 1990, Mr. Phillips served as a director and officer of two predecessors of the Company. See "Biographies of Nominee Directors and Continuing Directors."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 6, 1999, the Company loaned C. Jeffrey Rogers, the Company's Chief Executive Officer, approximately $1.95 million to acquire 700,000 shares of the Company's Common Stock through the exercise of vested stock options previously granted to him by the Company. The interest rate on the loan is the same floating interest rate the Company pays on its credit facility with Wells Fargo (Texas), N. A. ("Wells Fargo"). As collateral for the loan, Mr. Rogers granted the Company a second lien on 2,749,000 shares of the Company's Common Stock and certain real property. The Company has agreed to subordinate its loan to an existing personal loan made by Wells Fargo to Mr. Rogers. The Wells Fargo loan is secured by a first lien on the collateral pledged to the Company. The principal amount outstanding at all times during the fiscal year was approximately $1,949,000.

On October 6, 1999, the Company loaned Ronald W. Parker, the Company's President and Chief Operating Officer, approximately $560,000 to acquire 200,000 shares of the Company's Common Stock through the exercise of vested stock options previously granted to him by the Company. On July 7, 2000, the Company loaned Mr. Parker approximately $302,000 to acquire an additional 200,000 shares of the Company's Common Stock through the exercise of vested stock options previously granted to him by the Company. The interest rate on the loans is the same floating interest rate the Company pays on its credit facility with Wells Fargo. As collateral for the loans, Mr. Parker granted the Company (i) a first lien on 100,000 previously purchased shares of the Company's Common Stock and certain real property, and (ii) a second lien in certain additional real property. After the July 7 loan, the principal amount outstanding was $862,000. On October 30, 2000, Mr. Parker paid the Company approximately $165,000 of the principal amount of the loans, leaving a current principal loan balance at fiscal year end of approximately $696,000.

     The Board of Directors approved each loan, with the specific terms and collateral being approved by the Compensation Committee.

     Bobby L. Clairday is President and sole shareholder of Clairday Food Services, Inc. and is sole shareholder of Advance Food Services, Inc., both of which are franchisees of the Company. Mr. Clairday also holds area development rights in his own name. Mr. Clairday currently operates 13 restaurants in Arkansas, either individually or through the corporations noted above. As franchisees, the two corporations purchase a majority of their food and other supplies from the Company's distribution division. In fiscal year 2001, purchases by these franchisees made up 6% of the Company's food and supply sales, and royalties, license fees and area development fees from Mr. Clairday and such franchisees made up 3% of the Company's franchise revenues.

     Ramon D. Phillips is a Vice President, board member and shareholder of Wholesale Software International, Inc., which is a franchisee operating one Pizza Inn restaurant.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and the persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. The Company believes that, during the preceding fiscal year, all of the Company's executive officers, directors and holders of more than 10% of its Common Stock complied with all
Section  16(a)  filing  requirements.

                              INDEPENDENT AUDITORS

     The Audit Committee has selected PricewaterhouseCoopers LLP certified public accountants as the independent auditors of the Company for fiscal year 2002. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement.

AUDIT FEES. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended June 24, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $88,750.

ALL OTHER FEES. All other fees billed by PricewaterhouseCoopers LLP for fiscal year 2001 totaled $17,850, including audit-related services of $14,250 and non-audit services of $3,600. Non-audit services generally include fees for cost segregation analysis services in connection with the relocation of the Company's corporate office, warehouse and training facilities and review of the Company's Franchise Offering Circular.

In considering and authorizing these payments to PricewaterhouseCoopers LLP for services unrelated to performance of the audit of the Company's financial statements, the Audit Committee has determined that the cost segregation analysis services undertaken by PricewaterhouseCoopers LLP are not inconsistent with its performance of the audit and financial statement review functions and are compatible with maintaining its independence.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative annual total shareholder return (change in share price plus reinvestment of any dividends) on the Company's Common Stock versus two indexes for the past five fiscal years. The graph assumes $100 was invested on the last trading day of the fiscal year ending June 28, 1996. Prior to the first quarter of fiscal year 1998 and subsequent to the second quarter of fiscal year 2000, the Company did not pay cash dividends on its Common Stock during the applicable period. The Dow Jones Equity Market Index is a published broad equity market index. The Dow Jones Entertainment and Leisure Restaurant Index is compiled by Dow Jones and Company, Inc., and is comprised of seven public companies, weighted for the market capitalization of each company, engaged in restaurant or related businesses (CKE Restaurants, Inc., Brinker International, Inc., Cracker Barrel Old Country Store, Inc., Darden Restaurants, Inc., McDonald's Corporation, Tricon Global Restaurants, Inc., and Wendy's International, Inc.).


PIZZA  INN  INC  NEW


                                                    Cumulative Total Return
                                6/28/96          6/29/97  6/28/98  6/27/99  6/25/00  6/24/01


PIZZA INN, INC.. . . .                   100.00    88.24   127.70    89.30    96.35    61.91
DOW JONES TOTAL MARKET                   100.00   131.22   168.27   195.18   220.60   188.35
DOW JONES RESTAURANTS.                   100.00    99.30   128.04   142.66   112.78   115.68


                              SHAREHOLDER PROPOSALS

     If a shareholder wishes to present a proposal at the Annual Meeting of Shareholders tentatively scheduled for December 11, 2002, the shareholder must deliver his or her proposal to the Company at its principal executive offices no later than July 8, 2002, in such form as required under rules issued by the Securities and Exchange Commission, in order to have that proposal included in the proxy materials of the Company for such Annual Meeting of Shareholders.

     If a shareholder wishes to present a proposal at the 2002 Annual Meeting of Shareholders, but does not wish to include the proposal in the proxy materials of the Company for such Annual Meeting of Shareholders, the shareholder must notify the Company in writing of his or her intent to make such presentation no later than September 24, 2002 or the Company shall have the right to exercise its discretionary voting authority when such proposal is presented at the Annual Meeting of Shareholders, without including any discussion of that proposal in the proxy materials for the Annual Meeting.

                                  MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company by personal interview, telephone or telefax. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

     A  COPY  OF  THE  COMPANY'S  ANNUAL REPORT ON FORM 10-K EXCLUDING EXHIBITS,
DATED SEPTEMBER 19, 2001, IS BEING FURNISHED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. COPIES OF SUCH EXHIBITS WILL BE FURNISHED UPON WRITTEN REQUEST AND UPON REIMBURSEMENT OF THE COMPANY'S REASONABLE EXPENSES FOR FURNISHING SUCH EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO PIZZA INN, INC., 3551 PLANO PARKWAY, THE COLONY, TEXAS 75056, ATTENTION: CORPORATE SECRETARY.

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

This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Item 1.

                                        Please  mark  Your  votes  as  indicated

                                                              IN  THIS  EXAMPLE.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  ITEM  1.
Item 1.     ELECTION OF CLASS II DIRECTORS.     Nominees:  C. Jeffrey Rogers, F.
                                               Jay  Taylor,  Steve  A.  Ungerman
            WITHHELD
     FOR     FOR  ALL     WITHHELD  FOR: (Write that nominee's name in the space
                                             provided  below).
   [   ]      [   ]


                                          If  you  plan  to  attend  the  Annual
                                               Meeting,  please  mark  the  WILL
                                                                  ATTEND  block.


                                                                   WILL
                                                                 ATTEND

                                                                   [   ]

                                                      Date:          ,  2001

                                                      Signature

                                                    Signature  if  held  jointly

                                   NOTE:  Please  sign  as  name appears hereon.
                                        Joint  owners  should  each  sign.  When
                                   signing as attorney, executor, administrator,
                                             trustee  or  guardian,  please give
                                                       full  title  as     such.



                              FOLD AND DETACH HERE

PROXY

     (1)     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 PIZZA INN, INC.

                               3551 PLANO PARKWAY
                             THE COLONY, TEXAS 75056

               ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 19, 2001



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     The  undersigned, revoking all proxies heretofore given, hereby appoints C.
Jeffrey Rogers and B. Keith Clark, or either of them, as proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Pizza Inn, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Dallas time, on Wednesday, December 19, 2001, at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card and on such other matters as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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